UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2018

STATE STREET CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	001-07511	04-2456637
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Lincoln Street, Boston, Massachusetts		02111
(Address of principal executive offices)		(Zip Code)

617-786-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03. Material Modification to Rights of Security Holders

The information set forth in Item 5.03 of this Current Report on Form 8-K is incorporated in this Item 3.03 by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On September 24, 2018, State Street Corporation (“State Street”), a Massachusetts corporation, filed Articles of Amendment with the Secretary of the Commonwealth of Massachusetts for the purpose of amending its Articles of Organization to fix the designations, preferences, limitations and relative rights of its Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series H, without par value per share, with a liquidation preference of $100,000 per share (the “Preferred Stock”). A copy of the Articles of Amendment is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 8.01. Other Events

On September 20, 2018, State Street entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, as representatives for the several underwriters listed on Schedule I thereto. The Underwriting Agreement relates to the issue and sale by State Street of 500,000 depositary shares (the “Depositary Shares”), each representing a 1/100th ownership interest in a share of Preferred Stock created pursuant to the Articles of Amendment described under Item 5.03 above, in an underwritten public offering described below.

The above description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is attached hereto as Exhibit 1.1 and is incorporated herein by reference. The public offering of the Depositary Shares by State Street is contemplated by the Underwriting Agreement and is made pursuant to a Registration Statement on Form S-3 (File No. 333-221293), filed with the Securities and Exchange Commission (the “SEC”) on November 2, 2017 (the “Base Prospectus”), a preliminary prospectus supplement, filed with the SEC on September 20, 2018 (the “Preliminary Prospectus Supplement”), and a prospectus supplement, filed with the SEC on September 21, 2018 (the “Prospectus Supplement”; and, together with the Base Prospectus and the Preliminary Prospectus Supplement, the “Prospectus”). The offering was priced at $1,000 per depositary share. The net proceeds to State Street from the offering will be approximately $493.7 million, after deducting expenses and underwriting discounts and commissions.

State Street intends to use the net proceeds from this offering to fund a portion of the cash consideration payable for, and certain costs associated with, the acquisition of Charles River Systems, Inc. (“Charles River Development”). Completion of this offering is not contingent upon the completion of the acquisition of Charles River Development. If the acquisition of Charles River Development is not completed, State Street will use the net proceeds for general corporate purposes.

In connection with the underwritten public offering of the Depositary Shares, State Street expects to enter into a deposit agreement (the “Deposit Agreement”) with American Stock Transfer & Trust Company, LLC (as depositary) and the holders from time to time of depositary receipts that will evidence the depositary shares. The Deposit Agreement will be filed at a later date.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated September 20, 2018, between State Street Corporation and Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, as representatives for the several underwriters named therein.

4.1	Articles of Amendment of State Street Corporation with respect to the Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series H, filed on September 24, 2018.

4.2	Form of certificate representing the Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series H.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE STREET CORPORATION

By:	/s/ Ian W. Appleyard
Name:	Ian W. Appleyard
Title:	Executive Vice President, Global Controller and Chief Accounting Officer

Date: September 25, 2018